EXHIBIT 2.8








================================================================================



                            ASSET PURCHASE AGREEMENT


                                 by and between


                              FILTER SYSTEMS, INC.,
                                  as Purchaser


                                       and


                               LA-MAN CORPORATION,
                                    as Seller



================================================================================



                                January 16, 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE I - SALE AND PURCHASE OF ASSETS...........................................................................1
         Section 1.01 Assets to be Acquired.......................................................................1
                  (a) Equipment...................................................................................1
                  (b) Inventory...................................................................................2
                  (c) Supplies....................................................................................2
                  (d) Computer Products...........................................................................2
                  (e) Intellectual Property.......................................................................2
                  (f) Other Promotional Rights....................................................................2
                  (g) Accounts Receivable.........................................................................2
                  (h) Customer Lists and Other Intangible Assets..................................................2
                  (i) Seller's Prepayments........................................................................3
                  (j) Telephone and Fax Numbers...................................................................3
                  (k) Permits.....................................................................................3
                  (l) Books and Records...........................................................................3
                  (m) Claims Relating to Purchased Assets.........................................................3
                  (n) General.....................................................................................3
         Section 1.02 Assumed Obligations.........................................................................3
                  (a) Leases......................................................................................3
                  (b) Other Contracts.............................................................................3
                  (c) Purchase Obligations........................................................................4
         Section 1.03 Excluded Assets.............................................................................4
                  (a) Books and Records...........................................................................4
                  (b) Cash, etc...................................................................................4
                  (c) Claims Against Third Parties................................................................4
                  (d) Prepaid Insurance Premiums..................................................................4
                  (e) Rights Hereunder............................................................................4
                  (f) Prepaid Expenses............................................................................5
                  (g) Contracts Not Assigned......................................................................5

ARTICLE II - PURCHASE PRICE.......................................................................................5
         Section 2.01 Purchase Price and Payment..................................................................5
         Section 2.02 Allocation of Purchase Price................................................................5

ARTICLE III - CLOSING; DOCUMENTS OF CONVEYANCE....................................................................5
         Section 3.01 Closing.....................................................................................5
         Section 3.02 Bill of Sale; Assumption Agreements.........................................................5
         Section 3.03 Other Deliveries at Closing.................................................................5
         Section 3.04 Allocation of Closing Costs.................................................................7
         Section 3.05 Prorations at Closing.......................................................................7
         Section 3.06 Transfer of Possession......................................................................7
         Section 3.07 Termination and Related Employee Matters....................................................7
         Section 3.08 Utility Services............................................................................7
         Section 3.09 Other Actions and Instrument................................................................7

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................................8
         Section 4.01 Organization, Good Standing and Qualification...............................................8
         Section 4.02 Corporate Power and Authority...............................................................8


                                        i



         Section 4.03 Validity of Contemplated Transactions.......................................................8
         Section 4.04 Brokers' or Finders' Fees...................................................................8
         Section 4.05 Completeness of Disclosure..................................................................9

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER..............................................9
         Section 5.01 Organization, Good Standing and Qualification...............................................9
         Section 5.02 Corporate Power and Authority...............................................................9
         Section 5.03 Validity of Contemplated Transactions.......................................................9
         Section 5.04 Regulatory Approvals.......................................................................10
         Section 5.05 Legal Compliance...........................................................................10
         Section 5.06 Title and Condition of the Purchased Assets................................................10
         Section 5.07 Employees..................................................................................10
         Section 5.08 Litigation.................................................................................10
         Section 5.09 Intellectual Property......................................................................11
         Section 5.10 Assumed Leases and Contracts...............................................................11
         Section 5.11 Certain Tax Matters........................................................................11
         Section 5.12 Ad Valorem Tax Matters.....................................................................11
         Section 5.13. Employee Benefit Plans....................................................................12
                  (a) COBRA......................................................................................12
                  (b) Profit Sharing Plans.......................................................................12
                  (c) Miscellaneous Benefit Plan Matters.........................................................12
                  (d) Excess Parachute Payments..................................................................12
         Section 5.14 Inventory..................................................................................12
         Section 5.15 Employee Compensation......................................................................12
         Section 5.16 No Affiliates' Assets, Leases or Contracts.................................................13
         Section 5.17 Environmental Matters......................................................................13
         Section 5.18 Customers and Sales........................................................................14
         Section 5.19 Concerning the Leased Real Estate..........................................................14
         Section 5.20 Brokers' or Finders' Fees..................................................................15
         Section 5.21 Completeness of Disclosure.................................................................15

ARTICLE VI - INDEMNIFICATION.....................................................................................15
         Section 6.01 Indemnification by the Seller..............................................................15
         Section 6.02 Indemnification by Purchaser...............................................................16
         Section 6.03 Survival of Obligation to Indemnify........................................................16
         Section 6.04 Notice and Procedure.......................................................................16
         Section 6.05 Limitation on Indemnification Obligations..................................................17

ARTICLE VIII RESTRICTIVE COVENANTS...............................................................................18
         Section 7.01 Noncompetition.............................................................................18
         Section 7.02 Nonsolicitation............................................................................18
         Section 7.03 Reasonably Necessary.......................................................................18
         Section 7.04 Reasonable Restrictions....................................................................18
         Section 7.05 Continuity of Restrictions.................................................................19

ARTICLE VII - MISCELLANEOUS......................................................................................19
         Section 8.01 Expenses...................................................................................19
         Section 8.02 Further Assurances.........................................................................19
         Section 8.03 Section Headings...........................................................................19
         Section 8.04 Entire Agreement...........................................................................19
         Section 8.05 Waivers....................................................................................19
         Section 8.06 Parties in Interest........................................................................20
         Section 8.07 Notices....................................................................................20
         Section 8.08 Amendments and Modifications...............................................................21
         Section 8.09 Non-Assignability; Binding Effect..........................................................21
         Section 8.10 Governing Law..............................................................................21

                                       ii


         Section 8.11 Personal Jurisdiction; Venue...............................................................21
         Section 8.12 Waiver of Jury Trial.......................................................................21
         Section 8.13 Severability...............................................................................21
         Section 8.14 Independent Covenants......................................................................22
         Section 8.15 Construction...............................................................................22
         Section 8.16 Exhibits and Schedules.....................................................................22
         Section 8.17 Counterparts...............................................................................22
         Section 8.18 Time of Essence............................................................................22
         Section 8.19 Attorneys' Fees............................................................................22
         Section 8.20 Arm's Length Negotiations..................................................................23
         Section 8.21 Rules of Interpretation....................................................................23
         Section 8.22 Certain Defined Terms......................................................................24
         Section 8.23 Survival of Agreement......................................................................24
         Section 8.24 Recitals...................................................................................24

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), is entered into as of
                                              ---------
the opening of business on the 16th day of January, 2001 (the "Effective Time"),
                                                               --------------
by and between FILTER SYSTEMS,  INC., a Florida corporation  ("Purchaser"),  and
                                                               ---------
LA-MAN CORPORATION,  a Nevada corporation ("Seller").  Terms used herein and not
                                            ------
otherwise defined shall have the meanings set forth in Section 7.13.

                                R E C I T A L S:
                                - - - - - - - -

         WHEREAS, Seller is a wholly-owned subsidiary of Display Technologies, Inc., a Nevada corporation (the "Stockholder"); and
                                  -----------

         WHEREAS, Seller is engaged in providing filtration and lubrication products for the pneumatics industry (the "Business"); and
                                           --------

         WHEREAS, Seller desires to sell or cause to be sold to Purchaser, and Purchaser wishes to purchase from Seller, all of the assets, properties and business of the Seller relating to the Business, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, for the reasons set forth hereinabove, and in consideration of the foregoing premises and of the mutual promises, covenants, representations, warranties, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement do hereby agree as follows:

                                    ARTICLE I

                           SALE AND PURCHASE OF ASSETS
                           ---------------------------

         Section 1.01 Assets to be Acquired. Subject to the terms and conditions
                      ---------------------
set forth herein, on the Closing Date (as set forth in Section 3.01), Seller shall sell, assign, transfer, convey and deliver to Purchaser, free and clear of all mortgages, claims, deeds of trust, pledges, liens, conditional sales agreements, leases, lease-purchase agreements, security interests, restrictions, options and encumbrances of every kind and nature (hereafter collectively referred to as "Encumbrances") and Purchaser shall purchase, acquire and accept
                ------------
from Seller, all of Seller's right, title and interest in and to the following assets of Seller which are utilized in the Business, whether real, personal or mixed, and whether tangible or intangible (hereafter collectively referred to as the "Purchased Assets"); provided, however, that the definition of Purchased Assets shall not include any items defined as Excluded Assets in Section 1.03:

              (a)  Equipment.  All  equipment,   machinery,   tools,  furniture,
                   ---------
furnishings, signs, displays and other similar assets, in each case owned by Seller as of the Effective Time all of which are set forth in SCHEDULE 1.01(A) attached hereto (the foregoing items to be purchased by Purchaser are hereafter collectively referred to as the "Equipment");

              (b)  Inventory.  All saleable  merchandise,  supplies,  inventory,
                   ---------
finished materials, raw materials, work in process, fixtures and equipment and other products owned by Seller and held for sale to customers as of the Effective Time (the foregoing items to be purchased by Purchaser are hereinafter collectively referred to as the "Inventory");

              (c)  Supplies.  All  usable  supplies  owned by  Seller  as of the
                   --------
Effective Time including,  without limitation,  all petroleum  products,  tires, parts, product labels, packaging materials, sacks, bags, containers, shop supplies, office supplies and cleaning supplies (the foregoing items to be
purchased  by  Purchaser   are  hereafter   collectively   referred  to  as  the
"Supplies");

              (d)  Computer  Products.  All  licensed  and  unlicensed  computer
                   ------------------
program materials and software, including, but not limited to, the source and object codes, documentation, development environment, development tools, enhancements, and all works in progress on such computer program materials and software comprising, applicable or relating in any manner to the Business (hereinafter collectively referred to as the "Computer Products"), including, but not limited to, such Computer Products set forth in SCHEDULE 1.01(D) hereto.

              (e) Intellectual Property. All trademarks, patents, service marks,
                  ---------------------
copyrights and trade names (including the name of Seller identified in the preamble hereto or any variation thereof) owned by Seller as of the Effective Time, including, but not limited to, those set forth in SCHEDULE 1.01(E), and all goodwill associated therewith, applications therefor or registrations thereof and rights against any other Person in respect thereof (hereafter collectively referred to as the "Intellectual Property");

              (f)  Other  Promotional   Rights.  All  marketing  or  promotional
                   ---------------------------
designs, brochures, advertisements, concepts, literature, books, media rights and all other promotional properties (hereafter collectively referred to as the "Promotional Rights"), in each case exclusively used or useful or developed or acquired by Seller for use in connection with the ownership and operation of the Purchased Assets;

              (g)  Accounts  Receivable.  All of Seller's  accounts  receivable,
                   --------------------
including  those  written off prior to the  Effective  Time, as of the Effective
Time and the proceeds thereof after the Effective Time resulting from the operations of Seller (hereinafter referred to as the "Accounts Receivable") all
                                                      --------------------
of which are set forth in SCHEDULE 1.01(g);
                          ---------------

              (h) Customer Lists and Other Intangible Assets. All customer lists
                  ------------------------------------------
(the "Customer Lists"),  vendor lists,  "know-how,"  proprietary information and
      --------------
trade secrets; and, to the extent assignable, all supplier and manufacturers' warranties (including pending warranty claims) and manuals in Seller's possession relating to the Purchased Assets in each case owned by Seller as of the Effective Time;

              (i) Seller's  Prepayments.  All of Seller's deposits,  credits and
                  ---------------------
prepayments connected in any fashion to the operation of the Business existing as of the Effective Time (including, without limitation, prepaid ad valorem taxes, but excluding prepaid and rebatable insurance premiums) (hereafter collectively referred to as the "Seller's Prepayments");
                                 --------------------

              (j)  Telephone  and Fax  Numbers.  All  telephone  and fax numbers
                   ---------------------------
(including any mobile telephone numbers) and e-mail addresses and/or universal resource locator on the World Wide Web assigned to the Seller and/or its employees (other than telephone numbers assigned to employees for personal use) all of which are specifically described in SCHEDULE 1.01(j);
                                           ----------------

              (k)   Permits.   All   permits,   licenses,   approvals  or  other
                    -------
authorizations  relating to the  operation of the Business  ("Permits"),  to the
                                                              -------
extent such Permits are transferable and whether or not all action necessary to effect such transfer has been taken prior to the Closing (as defined in Section 3.01);

              (l) Books and Records.  Except as  expressly  set forth in Section
                  -----------------
1.03(a), originals of all papers, documents, computerized databases and Records of Seller relating to the Purchased Assets and the operation of the Business including, without limitation, all personnel, labor relations and workers' compensation records relating to employees hired by Seller, environmental control records, sales records, marketing records, accounting and financial records, and maintenance records; and

              (m) Claims Relating to Purchased Assets. To the extent assignable,
                  -----------------------------------
all claims, causes of action, rights of recovery and rights of set-off of every type and kind relating to the Purchased Assets and supplier and manufacturers warranties issued with respect to the Purchased Assets, and all claims, causes of action, rights of recovery and rights of set-off of every type and kind relating to the Assumed Obligations (as defined in Section 1.02); in each case whether accruing before or after the Closing.

              (n) General.  All other rights and assets of any kind, tangible or
                  -------
intangible, of Seller, whether or not reflected in Seller's financial statements or on its books and records, including, without limitation, the goodwill of the business as a going concern.

         Section 1.02  Assumed Obligations.  Subject to the terms and conditions
                       -------------------
set forth herein, on the Closing Date, Seller shall assign to Purchaser and Purchaser shall assume, pay and discharge in full when due all of the liabilities and obligations under the following leases, contracts, purchase orders and liabilities of Seller (hereafter collectively referred to as the "Assumed Obligations"):

              (a) Leases.  The operating leases and capital leases for machinery
                  ------
and equipment described in SCHEDULE 1.02(a) (hereafter  collectively referred to
                           ---------------
as the "Assumed Leases");

              (b) Other Contracts.  The contracts  described in SCHEDULE 1.02(b)
                  ---------------                               ----------------
(hereafter  collectively  (hereafter  collectively  referred to as the  "Assumed
                                                                         -------
Contracts"); and
---------

              (c) Purchase Obligations. The obligations of Seller to purchase or
                  --------------------
pay for services, materials or Supplies used in Seller's business operations described in SCHEDULE 1.02(c).
             ---------------

         Except as expressly set forth in this Section 1.02, Purchaser shall have no responsibility for any of Seller's obligations (including contracts, leases, purchase orders and liabilities of any type, kind or nature) and all such obligations shall remain with Seller and are herein referred to as the "Excluded Obligations." Without limiting the generality of the foregoing, it is
 ---------------------
hereby agreed that Purchaser is not assuming any liability and shall have no obligation with respect to any liability or obligation of Seller: (i) in respect of any current and deferred federal and state income tax and franchise liabilities, any inter-company accounts or notes payable by or to any Affiliate of Seller; (ii) in respect of income, franchise, personal property, employment or sales, use or any other taxes or similar imposts (other than any of the foregoing attributable to the Business to the extent that the same are accrued on the Closing Date); (iii) in respect of any past or current employees of Seller as of the Effective Time whether or not such persons become employees of Purchaser; or (iv) in respect of any obligation of Seller to pay any amounts arising out of any action, suit or proceeding based upon an event occurring or a claim arising (x) prior to the Effective Time or (y) after the Effective Time in the case of claims relating or attributable to acts performed or omitted by Seller prior to the Effective Time.

         Section 1.03 Excluded Assets.  The "Purchased Assets" shall not include
                      ---------------
any of Seller's rights, privileges, title or interest in any of the following assets (hereafter referred to as the "Excluded Assets"):
                                      ---------------

              (a)  Books  and  Records.  Copies of  Seller's  books and  Records
                   -------------------
referred to in Section 1.01(l) hereof and originals of all of Seller's minute books, stock books, tax returns and books and records directly relating to the Excluded Assets and the Excluded Obligations, and originals of all personnel, labor relations and workers' compensation records relating to Seller's employees who are not hired by Purchaser;

              (b)  Cash, etc.  Cash, currency,  coins or balances in checking or
                   ---------
other demand deposits, securities or money market accounts or other liquid investments or cash equivalents, and deposits with others such as utility deposits in each case owned by Seller as of the Effective Time;

              (c) Claims Against Third Parties.  Any claim of Seller against any
                  ----------------------------
Person unless such claim is a Purchased Asset under Section 1.01 hereof;

              (d)  Prepaid Insurance  Premiums.  Any claim for refund of prepaid
                   ---------------------------
insurance premiums, it being understood and agreed that Seller may cancel all policies insuring the Purchased Assets as of the Closing Date upon the first to occur of: (i) five (5) business days after the Closing; or (ii) notification that Purchaser's insurance has become effective;

              (e)  Rights Hereunder.  All rights and claims of Seller under this
                   ----------------
Agreement;

              (f)  Prepaid   Expenses.   Prepaid   expenses  not  assignable  to
                   ------------------
Purchaser, including, without limitation, prepaid insurance premiums;

              (g) Contracts Not Assigned.  All rights of Seller in, to and under
                  ----------------------
those leases, purchase orders, contracts and other agreements not being assigned to Purchaser pursuant to Section 1.02; and

              (h)  Accounts  Receivable.  The account  receivable  from  Martech
                   --------------------
Services Company in the amount of $47,129.08.


                                   ARTICLE II

                                 PURCHASE PRICE
                                 --------------

         Section 2.01 Purchase Price and Payment. The net purchase price for the
                      --------------------------
Purchased   Assets  shall  be  One  Million  Three  Hundred   Thousand   Dollars
($1,300,000) (the "Purchase Price"), which shall be paid at Closing by wire transfer into a bank account designated by Seller.

         Section  2.02  Allocation  of Purchase  Price.  Purchaser  shall,  with
                        ------------------------------
respect to the transactions provided for in this Agreement, prepare and file Internal Revenue Service Form 8594 and any required exhibits thereto (the "Assets Statement"). The Assets Statement shall allocate the purchase price paid
 ----------------
to Seller for the Purchased Assets, and in the amounts, as mutually agreed to by the parties no later than thirty (30) days after the Closing Date.


                                   ARTICLE III

                        CLOSING; DOCUMENTS OF CONVEYANCE
                        --------------------------------

         Section  3.01  Closing.  The  closing of the  purchase  and sale of the
                        -------
Purchased Assets shall take place simultaneously with the execution of this Agreement at the offices of Greenberg Traurig, P.A., 111 North Orange Avenue, 20th Floor, Orlando, Florida 32801. Throughout this Agreement, such event is referred to as the "Closing" and such date is referred to as the "Closing Date."
                    -------                                       ------------

         Section 3.02  Bill of Sale; Assumption  Agreements.  The parties hereby
                       ------------------------------------
confirm that this Agreement shall be sufficient as a bill of sale in respect of the Purchased Assets and as an assignment and assumption agreement in respect of the Assumed Liabilities; provided, however, that if, as and when required, or
                          --------   -------
reasonably requested by any party, the parties shall execute and deliver such supplemental agreements, instruments, certificates of title and other documents as may be necessary or appropriate in order to give effect to the transfer of the Purchased Assets to Purchaser and the assignment to and assumption by Purchaser of the Assumed Liabilities.

         Section 3.03 Other Deliveries at Closing. At the Closing,  Seller shall
                      ---------------------------
deliver, or cause to be delivered, the following:

              (a)  Lease   Agreement.   An  executed  real  property  lease  and
                   -----------------
memorandum of lease for the property located at 700 Glades Court, Port Orange, Florida 32127 (the "Leased Real Estate"), substantially in the form of EXHIBIT
3.03(a) attached hereto;                                                 -------
------

              (b) Legal Opinion. An opinion of counsel to Seller and Stockholder
                  -------------
addressed to Purchaser and in form and content reasonably acceptable to Purchaser and its counsel;

              (c) Good Standing.  A certificate of good standing for Seller from
                  -------------
the  Secretary  of State of the State of Nevada,  dated no earlier  than fifteen
(15) days prior to the Closing Date, together with the consent of the Board of Directors of Seller approving this Agreement and the related transactions;

              (d) Sales Tax Certificate.  A sales tax status  certificate issued
                  ---------------------
by the appropriate regulatory authorities of the state of Florida, dated not less than five (5) days prior to the Closing Date, indicating that all sales taxes required to be paid by Seller as of such date have been paid;

              (e) Title Certificates. All title certificates,  registrations and
                  ------------------
other documentation necessary to transfer title to any certificated assets included in the Purchased Assets, duly completed in favor of Purchaser and duly executed by Seller;

              (f) Consents  and  Approvals.  All required  consents or approvals
                  ------------------------
from any third parties, including, without limitation, Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth & Income Trust PLC and the third parties to all of the Assumed Leases and the Assumed Contracts, any governmental agency or body or any other person, firm or corporation which owns or has authority to grant any franchise, license, permit, easement, right or other authorization necessary for the business or operations of the Seller or the Purchased Assets which will be transferred by Seller to Purchaser pursuant to this Agreement, and any governmental or regulatory agency or body having jurisdiction over Purchaser or Seller, to the extent that their consent or approval is required under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of the transactions contemplated hereby and for the continued operation by Purchaser of Seller's business in the same manner which Seller operated its business prior to the Closing, in the manner herein provided;

              (g) UCC Reports.  UCC search  reports  dated as of a date not more
                  -----------
than five (5) days before the Closing Date issued by the appropriate governmental bodies indicating that there are no filings under the Uniform Commercial Code on file with the such governmental bodies which indicate any Encumbrances on the Purchased Assets, other than those Encumbrances which will be released at Closing. Seller shall provide Purchaser with payoff letters from the "secured party" indicating a commitment to execute and file UCC-3's upon payment of the Purchase Price to Seller;

              (h) Termination of  Encumbrances.  Executed  agreements by each of
                  ----------------------------
SouthTrust  Bank,  Renaissance  Capital  Growth  & Income  Fund  III,  Inc.  and

Renaissance  US  Growth  &  Income  Trust  PLC  terminating   their   respective
Encumbrances on the Purchased Assets; and

              (i) Patent and Trademark Assignments.  Executed assignments of all
                  --------------------------------
the Intellectual Property set forth in SCHEDULE 1.01(e).
                                       ----------------

         Section 3.04  Allocation  of Closing  Costs.  At or promptly  after the
                       -----------------------------
Closing, Seller shall pay all sales taxes and transfer fees relating to the Purchased Assets. Except as otherwise provided in this Agreement, each party shall be responsible for and bear all of its own transactional costs and charges relating to the purchase and sale contemplated herein.

         Section 3.05  Prorations at Closing.  All ad valorem taxes,  intangible
                       ---------------------
personal property taxes, general and special real property taxes, and special district levies and assessments, if any relating to the Purchased Assets for the 2001 calendar year shall be allocated as of the Closing Date based on Seller's 2000 tax bills. All other operating expenses and liabilities relating to the ownership and operation of the Purchased Assets attributable to the period ending at the Effective Time (other than expenses included in the Assumed Obligations) shall be paid by Seller prior to the Closing. All operating and other expenses relating to the ownership and operation of the Purchased Assets attributable to periods commencing on and after the Effective Time and all of the Assumed Obligations shall be the sole responsibility of Purchaser.

         Section 3.06  Transfer of Possession.  Simultaneously  with the Closing
                       ----------------------
Date, Seller shall give Purchaser full possession and enjoyment of the Purchased Assets.

         Section 3.07  Termination and Related Employee Matters.  Simultaneously
                       ----------------------------------------
with the Closing Date, Seller shall terminate all of its employees engaged in the Business and Purchaser shall employ such of the terminated employees as it determines in its sole discretion. Notwithstanding anything to the contrary in this Agreement, nothing herein constitutes a promise or agreement by Purchaser to provide employment for any employees of Seller, specifically administrative personnel, for any period of time after the Effective Time.

         Section  3.08  Utility  Services.  On  the  Closing  Date  or  as  soon
                        -----------------
thereafter as practicable, Seller and Purchaser will cooperate with each other to arrange to obtain final readings with respect to all electricity, water, telephone, and other utilities, and to have such services transferred to Purchaser's name immediately thereafter. All unpaid utility charges accrued through the Effective Time shall be paid by Seller.

         Section 3.09 Other Actions and Instruments.  Purchaser and Seller shall
                      -----------------------------
take such other actions and shall execute and deliver such other instruments, documents and certificates at the Closing as are required by the terms of this Agreement or as may be reasonably requested by Purchaser or Seller in connection with the Closing of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         Purchaser makes the following representations and warranties to Seller, each of which shall be deemed material (and Seller, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

         Section 4.01  Organization, Good Standing and Qualification.  Purchaser
                       ---------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Purchaser is not required to be qualified as a foreign corporation under the laws of any jurisdiction.

         Section 4.02 Corporate Power and Authority. Purchaser has the requisite
                      -----------------------------
corporate power and authority to execute, deliver and perform its obligations under and pursuant to this Agreement, and all documents executed and delivered by Purchaser in connection herewith, including without limitation, the requisite corporate power and authority to acquire the Purchased Assets and assume the Assumed Obligations upon the terms and conditions set forth herein. The execution and delivery of this Agreement and all documents executed and delivered by Purchaser in connection herewith and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Purchaser. This Agreement and all documents required under the terms of this Agreement to be executed and delivered by Purchaser in connection herewith will be duly executed and upon the execution and delivery thereof will be the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         Section 4.03  Validity of  Contemplated  Transactions.  The  execution,
                       ---------------------------------------
delivery and performance of this Agreement and all documents executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby do not and will not: (a) contravene any provision of the Articles of Incorporation or Bylaws of Purchaser; (b) violate any material provision of any law, rule, regulation, order, license of any governmental authority, administrative body or agency applicable to Purchaser; or (c) violate any judgment, order, writ, prohibition, injunction or decree of any court, governmental body or arbitrator specifically applicable to Purchaser.

         Section  4.04  Brokers' or  Finders'  Fees.  No broker,  Person or firm
                        ---------------------------
acting on behalf of Purchaser or under its authority is or will be entitled to any commission, broker's or finder's fee or financial advisory fee from Purchaser in connection with any of the transactions contemplated herein. Purchaser agrees to indemnify Seller against, and to hold it harmless from, any claim for brokerage or similar commission or other compensation which may be made against Seller by any third party in connection with the transactions contemplated hereby, which claim is based upon any action by Purchaser.

         Section 4.05 Completeness of Disclosure.  No representation or warranty
                      --------------------------
by Purchaser in this Agreement contains or at the Closing Date will contain any false or misleading statement of material fact or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER
            --------------------------------------------------------

         Seller and Stockholder, jointly and severally, make the following representations and warranties to Purchaser, each of which shall be deemed material (and Purchaser, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

         Section 5.01 Organization, Good Standing and Qualification. Seller is a
                      ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to own its assets and conduct its business as owned and conducted on the date hereof. Seller is qualified to do business as a foreign corporation in each jurisdiction where the laws of such jurisdiction requires such qualification.

         Section 5.02  Corporate Power and  Authority.  Seller has the requisite
                       ------------------------------
corporate power and authority to execute, deliver and perform its obligations under and pursuant to this Agreement, and all documents executed and delivered by Seller in connection herewith, including without limitation, the requisite corporate power and authority to sell the Purchased Assets and transfer the Assumed Obligations upon the terms and conditions set forth herein. The execution  and  delivery  of this  Agreement  and  all  documents  executed  and delivered by Seller in connection herewith and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and all documents required under the terms of this Agreement to be executed and delivered by Seller in connection herewith will be duly executed and upon the execution and delivery thereof will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         Section 5.03  Validity of  Contemplated  Transactions.  The  execution,
                       ---------------------------------------
delivery and performance of this Agreement and all documents executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby do not and will not: (a) contravene any provision of the Articles of Incorporation or Bylaws of Seller; (b) violate, be in conflict with, constitute a default under, result in the termination of, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity and effectiveness of any agreement, contract, commitment, indenture, lease or mortgage applicable to Seller; (c) violate any material provision of any law, rule, regulation, order, license of any governmental authority, administrative body or agency applicable to Seller; or (d) violate any judgment, order, writ, prohibition, injunction or decree of any court, governmental body or arbitrator specifically applicable to Seller or the Purchased Assets.

         Section 5.04  Regulatory Approvals. All consents,  waivers,  approvals,
                       --------------------
authorizations or exemptions from governmental entities and other third parties and other material requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Seller in order to permit the consummation of the transactions contemplated by this Agreement have been obtained or satisfied or will be obtained or satisfied prior to the Closing.

         Section 5.05  Legal Compliance. Seller is in compliance in all material
                       ----------------
respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business (including, without limitation, all applicable environmental and hazardous materials laws, statutes, regulations, rules and ordinances), and has in full force and effect all licenses, permits, approvals and other authorizations required for the conduct of its business as presently constituted; and Seller is not in default or violation in respect of or under any of the foregoing, and Seller is not aware of any past or present condition or circumstance in Seller's business (including, without limitation, with respect to any real property now or previously occupied by Seller) which could give rise to any material liability under any such law, statute, regulation, rule or ordinance.

         Section 5.06 Title and Condition of the Purchased Assets. Except as set
                      -------------------------------------------
forth in SCHEDULE 5.06,  Seller has and owns good and marketable title to all of
         --------
the Purchased Assets, in each case free and clear of all Encumbrances. To the best of Seller's and Stockholder's knowledge, all of the Purchased Assets are in good operating condition and repair (reasonable wear and tear excepted), are adequate for their use in the Business as presently conducted, and are sufficient for the continued conduct of such Business.

         Section  5.07  Employees.  Seller  is not a party  to or  bound  by any
                        ---------
collective bargaining agreement, employment agreement, consulting agreement or other commitment for the employment or retention of any person, and no union is now certified or has claimed the right to be certified as a collective bargaining agent to represent any employees of Seller. Seller has not received notice of any unfair labor practice charges against Seller or any actual or alleged violation by Seller of any law, regulation, or order affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

         Section 5.08  Litigation.  There is neither pending nor, to Seller's or
                       ----------
Stockholder's knowledge, threatened any legal or governmental action, suit, investigation, proceeding or claim, to which Seller is or may be named as a party by or before any court, governmental or regulatory authority or by any third party. Seller is not a party or subject to the provisions of any material injunction, judgment, decree, or order of any court, regulatory body, administrative agency or other governmental body.

         Section  5.09  Intellectual  Property.  Except as set forth in SCHEDULE
                        ----------------------                          --------
5.09,  there are no pending or threatened  claims of which Seller has been given
----
written notice by any person against Seller's use of any Intellectual Property. To Seller's and Stockholder's knowledge, Seller has such ownership of or such rights by license, lease or other agreement to the Intellectual Property as are necessary to permit it to conduct its operations as currently conducted.
SCHEDULE 1.01(e) sets forth all of the Intellectual  Property owned by Seller as
----------------
of the Effective Time.

         Section 5.10  Assumed Leases and  Contracts.  Subject to receipt of all
                       -----------------------------
necessary third party and lessor consents, at the Closing, Purchaser will receive Seller's entire right, title and interest in the Assumed Leases and the Assumed Contracts, free and clear of all Encumbrances and restrictions. Each of the Assumed Leases and Assumed Contracts is valid, binding, in full force and effect, and enforceable by or against Seller in accordance with their respective terms and conditions, and upon assignment and assumption by Purchaser, will be enforceable by Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency and laws affecting the rights of creditors generally. There is no existing material default thereunder or material breach thereof or condition which, with the passage of time or notice or both, might constitute a default thereunder. There has been no termination or threatened termination or notice of default (not heretofore cured) relating to any such lease or contract. Prior to the Closing, Seller will obtain all necessary consents to the assignment of the Assumed Leases and Assumed Contracts to Purchaser at the Closing.

         Section 5.11  Certain Tax  Matters.  Seller has duly filed all federal,
                       --------------------
state, and local tax returns and reports required to be filed by it and all taxes for which Seller is or could be liable have either been paid, withheld or reserved. Seller's income tax returns have not been audited within the past five
(5) years and all such returns have been properly completed and filed on a timely basis and such returns are true and correct in all material respects. As of the time of filing, all such returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities, status or other matters of the Seller or any information required to be shown thereon. Seller has not: (a) entered into any agreements for the extension of time or for the assessment of any tax or tax delinquency which would adversely affect the Purchaser or the Purchased Assets; or (b) received any outstanding or unresolved notices from the Internal Revenue Service or any taxing body of any proposed deficiency or assessment. Seller has properly paid all sales and use taxes due with respect to its business operations and withheld all amounts, if any, required by law to be withheld for income taxes and unemployment taxes, including without limitation, social security and unemployment compensation, relating to its employees, and remitted such withheld amounts to the appropriate taxing authority.

         Section 5.12  Ad Valorem  Tax  Matters.  There are no taxes,  fees,  or
                       ------------------------
assessments of any kind or nature whatsoever which are presently due or, to the best of Seller's knowledge, which will or may become due with respect to the Purchased Assets, except for ad valorem personal property taxes and special district levies and assessments, if any, for the current calendar year, which have been prorated and accrued for in accordance with Section 3.05. Any taxes, fees or assessments of any kind or nature arising out of Seller's business activities prior to Closing shall be the responsibility of Seller, except to the extent assumed by Purchaser in the Assumed Obligations.

         Section 5.13  Employee Benefit  Plans.  Except as set forth in SCHEDULE
                       -----------------------                          --------
5.13, there are no: (a) "employee  pension benefit plans" (within the meaning of
----
Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by Seller; (b) policies or plans, whether written or not, that provide for vacation benefits, health benefits, severance benefits, leave rights or other benefits to its employees; and (c) "employee welfare benefit plans" (within the meaning of Section 3(1) of ERISA) maintained by Seller or to which Seller makes employer contributions with respect to its employees.

              (a)  COBRA.  Seller  and  all  Commonly  Controlled  Entities  (as
                   -----
hereinafter defined) have complied with the continuation coverage requirements of group health plans provided in Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), Sections 601 et. seq. of ERISA, the Family and Medical Leave Act of 1994, and the regulations promulgated thereunder, and there are no individual claims by any employee of Seller for any illness or accident which is expected to exceed $10,000 in health-related costs to such employee or employer within the twelve (12) month period following the Closing. A "Commonly Controlled Entity" is any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code or 4001(b) of ERISA) with Seller.

              (b)   Profit   Sharing   Plans.   All   discretionary,    employer
                    ------------------------
contributions that have been declared by Seller have been contributed to the La-Man Corporation Employees' (401(k)) Profit Sharing Plan (the "Plan"), and all employer matching contributions for employee 401(k) contributions made to the Plan prior to Closing, have been made and contributed to the Plan or will be made by the Seller within the time periods required by law.

              (c) Miscellaneous Benefit Plan Matters. At no time during the five
                  ----------------------------------
(5) consecutive year period immediately preceding the first day of the year in which the Closing Date occurs has Seller or any Commonly Controlled Entity participated in or contributed to any multi-employer plan defined in Section 4001(a)(3) of ERISA, or Section 414(f) of the Code, nor during such period has Seller or any Commonly Controlled Entity had an obligation to participate in or contribute to any such multi-employer plan. No agreement subject to Section 4204 of ERISA has been entered into in connection with the transactions contemplated in this Agreement.

              (d) Excess Parachute  Payments.  No payment is required to be made
                  --------------------------
to any employee of or associated with Seller as a result of the transactions contemplated hereby under any contract or otherwise.

         Section 5.14  Inventory.  To Seller's and Stockholder's  knowledge, the
                       ---------
Inventory is and at the Effective Time will be merchantable and in salable condition in all material respects and no portion of the Inventory is or at the Effective Time will be obsolete.

         Section 5.15  Employee  Compensation.  SCHEDULE  5.15  attached  hereto
                       ----------------------   --------------
contains a true, complete and correct list of the names of all employees of Seller as of the Closing Date, their dates of hire, positions, base salaries and commissions or bonus schedules, fringe benefits, accrued vacation time, and accrued sick leave, a list of all employment contracts with Seller's employees, and all employee manuals which have been distributed to or otherwise apply to the Seller's employees.

         Section 5.16  No Affiliates' Assets,  Leases or Contracts.  (a) None of
                       -------------------------------------------
the Purchased Assets are owned by any person other than Seller, and (b) all of the Assumed Contracts and Assumed Leases are with Persons who are not Affiliates of Seller and were negotiated at arms' length.

         Section  5.17   Environmental   Matters.   Except  in  accordance  with
                         -----------------------
applicable laws, Seller has not, during its ownership of the Purchased Assets, generated, processed, distributed, transported, used, treated, stored, handled, emitted, discharged, released or disposed (or caused, permitted or suffered any person or entity to do any of the foregoing or assisted any person or entity in doing any of the foregoing) of any oil, gasoline, petroleum-related products, hazardous substances, hazardous waste, or pollutants or contaminants (as defined by CERCLA), including, without limitation, asbestos or asbestos containing materials, PCB's or urea formaldehyde, or any other material which may give rise to Hazardous Materials Liabilities. For purposes of this Section 5.17, the following terms shall have the following meanings:

              (i) The term  "Hazardous  Materials"  shall  mean:  (a)  hazardous
                             --------------------
materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in any Environmental Laws, including without limitation the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq. (the "HMTA"), the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq. (as so amended, "CERCLA"), the Clean Water Act,
                       -- ----
33 U.S.C.  Section 1251 et seq.  (the  "CWA"),  and the Clean Air Act, 42 U.S.C.
                        -- ----
Section 7401 et seq. (the "CAA");  (b)  petroleum,  including  crude oil and any
             -- ----       ---
fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) asbestos and/or asbestos-containing materials; and (e) polychlorinated biphenyl ("PCBs") or materials or fluids containing PCBs;

              (ii) The term "Hazardous Materials Liabilities" shall mean any and
                             -------------------------------
all damages, losses, liabilities, disabilities, fines, penalties, costs or expenses (including reasonable attorneys' fees) incurred or to be incurred, whether absolute, fixed or contingent, civil or criminal, and whether arising under federal law or state law, incurred or to be incurred in connection with the handling, storage, transportation, discharge or disposal of any Hazardous Materials; and

              (iii) The term "Environmental  Laws" shall mean any statute,  law,
                              -------------------
ordinance, code, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree or authorization, including the requirement to register storage tanks, established or enacted for, or relating to, the protection of the environment or the health and safety of any Person (including, without limitation, those relating to (a) the HMTA, CERCLA, the CWA, the CAA or the Resource Conservation and Recovery Act, 42 U.S.C. Section 6903 et seq.; (b) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or

(c) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials).

         Section 5.18  Customers and Sales.  SCHEDULE  5.18 attached  hereto and
                       -------------------   --------------
incorporated herein by reference,  is a true and accurate list of the top twenty
(20) customers of, and suppliers to, Seller and the Business for the fiscal years ended December 31, 1999 and 1998, and the nine (9) months ended September 30, 2000. The officers and directors of Seller do not possess, directly or indirectly, any financial interest in, or as a director, officer or employee of, any Person that is a supplier, customer, lessor, lessee, or competitor of the Business. No customer or supplier of Seller has advised Seller that it intends to cease doing business with Seller (or the Purchaser after the Closing).

         Section 5.19  Concerning  the Leased Real Estate.  Seller does not own,
                       ----------------------------------
lease or use any real estate, or have a written or oral commitment to do so in the future, other than the use and occupancy of the Leased Real Estate. Further representations and warranties as to the Leased Real Estate are as follows:

              (a) The only person in occupancy of the Leased Real Estate is Seller.

              (b) To Seller's and Stockholder's knowledge, the Leased Real Estate is zoned to permit the Business to be conducted on the Leased Real Estate as of the date of this Agreement. To Seller's and Stockholder's knowledge, there are no planned or threatened changes to the current zoning or land use designations of the Leased Real Estate.

              (c) Except as set forth in SCHEDULE  5.19,  the Leased Real Estate
                                         --------------
is not subject to any outstanding lease, agreement of sale, option or other right of any party to acquire any interest therein.

              (d) Seller is not conducting the Business on the Leased Real Estate pursuant to or in accordance with any variance, conditional use or other special permit issued by any governmental authority.

              (e) There is sufficient parking on the Leased Real Estate to accommodate customers of Seller, as its business is currently conducted.

              (f)  To  Seller's  and  Stockholder's  knowledge,   there  are  no
historical features or artifacts, religious or otherwise, located on the Leased Real Estate.

              (g)  To  Seller's  and  Stockholder's   knowledge,   there  is  no
underground or buried storage tank or drum located on the Leased Real Estate.

              (h)  To  Seller's  and  Stockholder's  knowledge,  Seller  has  no
Hazardous Materials Liabilities, and neither the Purchased Assets, the operations of the Business nor the operations of its predecessors in interest on the Leased Real Estate will carry with them any Hazardous Materials Liabilities (as defined in Section 5.24): (i) for which the Purchaser could be responsible;

or (ii) that would materially and adversely affect the ability of the Purchaser to use the Leased Real Estate in the manner heretofore used by the Division.

         Section 5.20 Brokers' or Finders' Fees. Except as set forth in SCHEDULE
                      -------------------------                         --------
5.20,  no  broker,  Person  or firm  acting  on  behalf  of  Seller or under its
----
authority is or will be entitled to any commission, broker's or finder's fee or financial advisory fee from Seller in connection with any of the transactions contemplated herein. Seller agrees to indemnify Purchaser against, and to hold it harmless from, any claim for brokerage or similar commission or other compensation which may be made against Purchaser by any third party in connection with the transactions contemplated hereby, which claim is based upon any action by Seller.

         Section 5.21  Completeness of Disclosure.  No schedule attached to this
                       --------------------------
Agreement or representation or warranty by Seller in this Agreement contains or at the Closing Date will contain any false or misleading statement of material fact or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE VI

                                 INDEMNIFICATION
                                 ---------------

         Section 6.01 Indemnification by Seller. Seller and Stockholder, jointly
                      -------------------------
and severally, regardless of any prior knowledge, inspection or investigation on the part of Purchaser, hereby agrees to indemnify and hold harmless Purchaser against and in respect of:

              (a) Any loss, claim, liability, obligation, or damage suffered or incurred by Purchaser resulting from or arising in connection with any misrepresentation, breach of warranty, or non-fulfillment of any covenant or agreement on the part of Seller contained in this Agreement;

              (b) Any liability or claim which may be asserted against Purchaser arising at any time in connection with Seller's ownership of the Purchased Assets or operation of the Business on or prior to the Effective Time;

              (c) All actions, suits, investigations, proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs and expenses incident to the foregoing, including, but not limited to, any audit or investigation by any governmental entity;

              (d) All liabilities and obligations of Seller arising prior to the Effective Time of every kind and description, regardless of how or when the same may have arisen; and

              (e) All claims against, or claims of any interest in, or of a lien upon, any or all of the Purchased Assets, which arise in connection with events, acts, omissions, or circumstances occurring or existing on or prior to the Effective Time.

         Section 6.02 Indemnification by Purchaser. Purchaser, regardless of any
                      ----------------------------
prior knowledge, inspection or investigation on the part of Seller, hereby agrees to indemnify and hold harmless Seller against and in respect of:

              (a) Any loss, claim,  liability,  obligation or damage suffered or
incurred  by  Seller   resulting   from  or  arising  in  connection   with  any
misrepresentation, breach of warranty, or non-fulfillment of any covenant or agreement on the part of Purchaser contained in this Agreement;

              (b) Any liability or claim asserted against Seller arising in connection with Purchaser's failure to perform its obligations with respect to the Assumed Obligations;

              (c) Any liability or claim which may be asserted against Seller arising at any time in connection with Purchaser's ownership of the Purchased Assets or operation of the Business subsequent to the Effective Time; and

              (d) All actions, suits, investigations, proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs and expenses incident to the foregoing, including, but not limited to, any audit or investigation by any governmental entity.

         Section 6.03  Survival of Obligation  to Indemnify.  The  obligation of
                       ------------------------------------
each party hereto to indemnify the other party hereto shall survive the Closing, the transfer of the Purchased Assets and the payment of the consideration therefor for a period of thirty (30) months from the Closing Date, and shall continue thereafter with respect to: (a) matters which the party seeking indemnity hereunder shall have given the other party written notice of as provided herein prior to thirty (30) months from the Closing Date; and (b) any claims, actions, suits, investigations or proceedings based on fraud or willful misconduct, willful misrepresentation or willful breach of warranty.

         Section  6.04  Notice  and  Procedure.  Any  party  claiming  indemnity
                        ----------------------
hereunder  (hereinafter  referred to as the "Indemnified  Party") shall give the
                                             ------------------
party against whom indemnity is sought (hereinafter referred to as the "Indemnifying Party") prompt written notice after obtaining knowledge of any
 -------------------
claim or the existence of facts as to which recovery may be sought against it in respect of which the Indemnifying Party may be liable because of the indemnity provisions set forth in this Article VI. If such claim for indemnity arises in connection with a legal action instituted by a third party (hereinafter a "Third
                                                                           -----
Party  Claim"),  the  Indemnified  Party  hereby  agrees  that,  within five (5)
------------
business days after it is served with notice of the assertion of any Third Party Claim for which it may seek indemnity hereunder, the Indemnified Party will notify the Indemnifying Party in writing of such Third Party Claim.

         The Indemnifying Party shall, within five (5) business days after the date that the Indemnified Party gives notice of a claim (whether a Third Party Claim or otherwise) as provided above, notify the Indemnified Party whether it accepts or contests its obligation of indemnity hereunder as claimed by the Indemnified Party.

         If the claim for indemnity arises in connection with a Third Party Claim and the Indemnifying Party accepts its indemnity obligation hereunder, the Indemnifying Party shall have the right, after conceding in writing its obligation of indemnity hereunder, to conduct the defense of such action at its sole expense through counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall cooperate in such defense as reasonably necessary to enable the Indemnifying Party to conduct its defense, including providing the Indemnifying Party with reasonable access to such records as may be relevant to its defense. The Indemnifying Party shall be entitled to settle any such Third Party Claim without the prior written consent of the Indemnified Party provided that the Indemnifying Party provides the Indemnified Party with reasonable assurances that the Indemnified Party will be fully indemnified by the
Indemnifying Party in connection with any such Third Party Claim. The Indemnified Party shall be entitled to retain its own counsel at its own expense in connection with any Third Party Claim that the Indemnifying Party has elected to defend. If the Indemnifying Party accepts its indemnity obligations hereunder in connection with a Third Party Claim but elects not to conduct the defense thereof, the Indemnified Party may defend and/or settle such Third Party Claim and shall be entitled to be indemnified for the full amount of such claim and all costs and expenses, including attorneys' fees, incurred in connection therewith pursuant to this Article VI.

         If the claim for indemnity arises in connection with a Third Party Claim and the Indemnifying Party contests or does not accept its indemnity obligation hereunder, the Indemnified Party shall have the right to defend and/or settle such Third Party Claim and thereafter seek indemnity from the other party pursuant to this Article VI; provided, however, that the Indemnified
                                         --------  -------
Party shall not settle any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         If the claim for indemnity arises other than in connection with a Third Party Claim and the Indemnifying Party accepts its indemnity obligation hereunder, the Indemnifying Party shall, upon the request of the Indemnified Party, pay the full amount of such claim to the Indemnified Party or to the third party asserting such claim as directed by the Indemnified Party. If the claim for indemnity arises other than in connection with a Third Party Claim and the Indemnifying Party contests its indemnity obligation hereunder, the Indemnified Party shall have the right to defend, settle or take any other action with respect to such claim and thereafter seek indemnity pursuant to this
Article VI; provided,  however,  that the Indemnified Party shall not settle any
            --------   -------
such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         Section 6.05 Limitation on Indemnification  Obligations. An Indemnified
                      ------------------------------------------
Party shall not be entitled to recover from an Indemnifying Party any amounts under this Article VI until the total amount under which the Indemnified Party would seek a recovery exceeds the sum of $85,000 (the "Threshold Amount"), and then the Indemnified Party may recover the Threshold Amount and any sums which are in excess of the Threshold Amount, but in no event may the Indemnified Party be entitled to an amount in excess of the sum of the Purchase Price. The Threshold Amount shall not be applicable in the event an Indemnified Party seeks to recover from an Indemnifying Party under Sections 5.11 and 5.12 above.

                                   ARTICLE VII

                              RESTRICTIVE COVENANTS
                              ---------------------

         Section 7.01  Noncompetition.  Seller and Stockholder each covenant and
                       --------------
agree that neither Seller nor Stockholder shall, for a continuous uninterrupted period of 36 months commencing upon the Closing Date, alone, or jointly with others, either directly or indirectly, for itself, himself or herself, or through, on behalf of, or in conjunction with any person, persons, partnership, association, corporation, or other entity, own, maintain, operate in, engage in, or have any interest in any business enterprise which is the same as, similar to or competitive with the Business, within the continental United States, or directly or indirectly act as an officer, director, employee, partner, contractor, consultant, advisor, principal, agent or proprietor, or in any capacity for, nor lend any assistance (financial, managerial, consulting or otherwise) to or cooperate with any such business enterprise.

         Section 7.02 Nonsolicitation.  Seller and Stockholder each covenant and
                      ---------------
agree that for a continuous uninterrupted period of 36 months commencing upon the Closing Date, neither Seller nor Stockholder shall, either directly or indirectly, for itself, himself or herself or through, on behalf of or in conjunction with any person, persons, partnership, association, corporation, or other entity: (a) divert or attempt to divert or solicit any prospective or existing customer of the Business for the benefit of Seller or Stockholder or any competitor by direct or indirect inducement or otherwise; or (b) employ or seek to employ any person who was at the time immediately prior to the Closing Date employed by Seller, and as of and after the Closing Date is working at the Business and employed by Purchaser, or otherwise directly or indirectly induce or solicit such person to leave his or her employment; however, Seller shall not be prohibited from employing any person after their employment has been terminated by Purchaser for any reason.

         Section 7.03  Reasonably Necessary.  Seller,  Stockholder and Purchaser
                       --------------------
agree that these restrictive covenants are reasonably necessary to protect Purchaser's legitimate business interests and are essential elements of this Agreement, and that, but for the Agreement of the Seller and Stockholder to comply with such covenants, the Purchaser would not have entered into this Agreement.

         Section 7.04 Reasonable Restrictions.  Seller and Stockholder agree and
                      -----------------------
acknowledge that the geographical and time limitations contained in this Agreement are reasonable and properly required for the adequate protection of Purchaser. It is agreed by Seller and Stockholder that if any portion of the restrictions contained in this Agreement are held to be unreasonable, arbitrary, or against public policy, then the restriction shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time, and each state being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective, so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary, and not against public policy may be enforced against Stockholder.

         Section  7.05   Continuity  of   Restrictions.   If  either  Seller  or
                         -----------------------------
Stockholder shall violate any of the terms or covenants contained herein, and if any court action is instituted by Purchaser to prevent or enjoin such violation, then the period of time during which the terms or covenants of this Agreement shall apply, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the initial breach of the terms or covenants contained in this Agreement, whether or not Purchaser had knowledge of the breach, and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.


                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

         Section  8.01  Expenses.  Purchaser  and Seller shall pay all costs and
                        --------
expenses incurred or to be incurred by either party in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, including their own counsel fees.

         Section 8.02  Further Assurances.  From time to time from and after the
                       ------------------
date hereof, the parties will execute and deliver to one another any and all further agreements, instruments, certificates and other documents as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the Business being acquired by Purchaser hereunder. Without limitation of the foregoing, Seller shall: (a) cooperate with Purchaser in order to cause the local telephone company to transfer to Purchaser's name and account all telephone numbers and fax numbers currently held by Seller (provided that Purchaser acknowledges that the transfer of such telephone numbers and fax numbers is in the discretion of the local telephone companies); and (b) within three (3) business days from the Closing Date, file an amendment to its Articles of Incorporation amending its corporate name to something other than "La-Man Corporation."

         Section 8.03  Section Headings.  The titles to the numbered sections in
                       ----------------
this Agreement and the ordering or position thereof are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of said covenants or provisions set forth herein.

         Section 8.04  Entire Agreement.  This Agreement contains and represents
                       ----------------
the entire and complete understanding and agreement concerning and in reference to the arrangement between the parties hereto. The parties hereto agree that no prior statements, representations, promises, agreements, instructions, or understandings, written or oral, pertaining to this Agreement, other than those specifically set forth and stated herein, shall be of any force or effect. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto.

         Section  8.05  Waivers.  No  failure  to  exercise,  and  no  delay  in
                        -------
exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. No waiver shall be effective unless in writing, and signed by the party or parties to which the performance of duty is owed. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

         Section 8.06  Parties in Interest.  Nothing in this Agreement,  whether
                       -------------------
expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         Section  8.07  Notices.  All  notices,   requests,  demands  and  other
                        -------
communications under this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day after the date sent by recognized overnight courier service, properly addressed and with all charges prepaid or billed to the account of the sender; or (c) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         If to Seller:           La-Man Corporation
                                 c/o Display Technologies, Inc.
                                 5029 Edgewater Drive
                                 Orlando, Florida 32810
                                 Attention:  Todd D. Thrasher

         If to Stockholder:      Display Technologies, Inc.
                                 5029 Edgewater Drive
                                 Orlando, Florida 32810
                                 Attention:  Todd D. Thrasher

         If to Purchaser:        FILTER SYSTEMS, INC.
                                 1179 Motorcoach Drive
                                 Polk City, Florida 33868
                                 Attention:  Tom A. Wright

         With a copy to:         Greenberg Traurig, P.A.
                                 111 North Orange Avenue, 20th Floor
                                 Orlando, Florida 32801
                                 Attention: Jeffery A. Bahnsen, Esq.

or to such other address as any party shall have specified by notice in writing given to the other party.

         Section 8.08  Amendments and Modifications.  This Agreement may not be,
                       ----------------------------
and shall not be construed to have been modified, amended, rescinded, canceled, or waived, in whole or in part, except if done so in writing and executed by the parties hereto.

         Section 8.09 Non-Assignability; Binding Effect. Neither this Agreement,
                      ---------------------------------
nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto, which such consent may be granted or withheld in such other party's sole and absolute discretion. The rights and obligations of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder.

         Section  8.10   Governing   Law.  The  validity,   interpretation   and
                         ---------------
enforcement of this Agreement shall be governed by, and construed and enforced in accordance with the local laws of the State of Florida without giving effect to its conflicts of laws provisions, and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

         Section 8.11 Personal Jurisdiction;  Venue. EACH PARTY HERETO AGREES TO
                      -----------------------------
SUBMIT TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN ORANGE COUNTY, FLORIDA, FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.

         Section 8.12 Waiver of Jury Trial.  AS A MATERIAL  INDUCEMENT  FOR THIS
                      --------------------
AGREEMENT,   EACH  PARTY  HEREBY  KNOWINGLY,   VOLUNTARILY,   INTENTIONALLY  AND
IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

         Section 8.13  Severability. If all or any portion of a covenant, clause
                       ------------
or provision in this Agreement is held to be illegal, invalid, or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision, the remaining covenants, clauses and provisions shall remain valid and enforceable. In lieu of each covenant, clause or provision of this Agreement that is held to be illegal, invalid or unenforceable, there shall be added as a part of this Agreement a covenant, clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable, and the parties expressly agree to be bound by any such added covenant, clause or provision as if the resulting covenant, clause or provision were separately stated in, and made a part of this Agreement. In the event any covenant, clause or provision of this Agreement is illegal, invalid or unenforceable as aforesaid and the effect of such illegality, invalidity or unenforceability is that either party no longer has the substantial benefit of its bargain under this Agreement and a covenant, clause or provision as nearly identical as may be possible cannot be added, then, in such event, such party may in its discretion cancel and terminate this Agreement provided such party exercises such right within a reasonable time after such occurrence.

         Section 8.14 Independent Covenants.  The parties agree that each of the
                      ---------------------
covenants, clauses and provisions contained in this Agreement shall be deemed severable and construed as independent of any other covenant, clause or provision.

         Section 8.15 Construction.  The parties agree and acknowledge that they
                      ------------
have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing (or inclusion of copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates solely to the existence of the document or other items itself).

         Section  8.16  Exhibits  and  Schedules.  All  exhibits  and  schedules
                        ------------------------
attached hereto (the "Exhibits")  shall be construed with and deemed an integral
                      --------
part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to the Exhibits shall be deemed to be disclosed for all purposes under this Agreement, and all references to this Agreement herein or in any such Exhibits shall be deemed to refer to and include all such Exhibits.

         Section 8.17 Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

         Section 8.18 Time of Essence. The parties to this Agreement acknowledge
                      ---------------
and agree that time is of the essence with respect to the consummation of the transactions contemplated by this Agreement.

         Section 8.19  Attorneys' Fees.  Notwithstanding  the foregoing,  in the
                       ---------------
event either party employs an attorney or brings an action against the other arising out of the terms of this Agreement, the prevailing party (whether such prevailing party has been awarded a money judgment or not) shall receive from the other party (and the other party shall be obligated to pay) the prevailing party's reasonable legal fees and expenses (including the fees and expenses of experts and para-professionals), whether such fees and expenses are incurred before, during or after any trial, re-trial, re-hearing, mediation or arbitration, administrative proceedings, appeals or bankruptcy or insolvency proceedings, and irrespective of whether the prevailing party would have been entitled to such fees and expenses under applicable law in the absence of this Section. Without limiting the generality of the foregoing, the term "EXPENSES" shall include expert witness fees, bonds, filing fees, administrative fees, transcriptions, depositions or proceedings, costs of discovery and travel costs. The term "PREVAILING PARTY" as used in this Section shall mean that party whose positions substantially prevail in such action or proceeding, and any action or proceeding brought by either party against the other as contemplated in this Section may include a plea or request for judicial determination of the "prevailing Party" within the meaning of this Section. In the event neither party substantially prevails in its positions in such action or proceeding, the court may rule that neither party has so substantially prevailed, in which event each party shall be responsible for its own fees and expenses in connection therewith. In addition, the fees and expenses for the services of "in-house" counsel (if any) shall be included within the prevailing party's fees and expenses as fully as if such in-house legal services were provided by an "outside" attorney or law firm as contemplated within this Section, irrespective of whether "outside" legal services are obtained in connection with such matter. The fees and expenses on the part of in-house counsel as aforesaid shall be determined based upon the prevailing hourly rates, fees and expenses for an attorney(s) of comparable experience in the Orlando, Florida area.

         Section 8.20  Arm's Length  Negotiations.  Each party herein  expressly
                       --------------------------
represents and warrants to all other parties hereto that: (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         Section 8.21  Rules of Interpretation.  Except as  otherwise  expressly
                       -----------------------
provided in this Agreement, the following rules shall apply hereto: (a) the singular includes the plural and plural includes the singular; (b) "or" is not exclusive and "include" and "including" are not limiting; (c) a reference to any agreement or other contract includes any permitted supplements and amendments;
(d) a reference to a section or paragraph in this  Agreement  shall,  unless the context clearly indicates to the contrary, refer to all sub-parts or sub-components of any said section or paragraph; (e) words such as "hereunder", "hereto", "hereof", and "herein", and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular clause hereof; (f) a reference in this Agreement to a "person" or "party" (whether in the singular or the plural) shall (unless otherwise indicated herein) include both natural persons and unnatural persons (including, but not limited to, corporations, partnerships, limited liability companies or partnerships, trusts, ETC.); (g) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP; and (h) any reference in this Agreement to a "Business Day" shall include each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in Orlando, Florida are closed.

         Section 8.22 Certain Defined Terms. Except as otherwise defined in this
                      ---------------------
Agreement, the following defined terms whether used in upper or lower case shall have the respective meanings set forth below:

              (a) The term "Affiliate"  shall mean any controlled groups (within
                            ---------
the meaning of Section 414(b) of the Code of which any party to this Agreement is a member, all trades or businesses, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) and of which any party to this Agreement is a member, and all affiliated service groups (within the meaning of Section 414(m) of the Code of which any party to this Agreement is a member).

              (b) The  term  "Person"  shall  mean an  individual,  partnership,
                              ------
corporation, trust, any other organization, or a federal, state, local or foreign governmental body or agency.

              (c) The term  "Records"  shall mean any paper,  document,  file or
                             -------
record of any kind, whether recorded in writing or on magnetic, optical, or any other storage medium, and including without limitation all computer records in whatever form.

              (d) The term "tax" shall mean any federal, state, local or foreign
                            ---
tax assessment, fee, interest, penalty or other governmental charge of any kind.

         Section 8.23 Survival of Agreement.  This  Agreement  shall survive the
                      ---------------------
Closing of the transactions contemplated hereby.

         Section 8.24 Recitals.  The recitals set forth at the beginning of this
                      --------
Asset Purchase Agreement, as well as the definitions contained therein, are by this reference incorporated herein and made a part of this Agreement.





                       [THIS SPACE INTENTIALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first set forth above.


                                           FILTER SYSTEMS, INC.,
                                           a Florida corporation


                                           By:  /s/ Tommy A. Wright
                                              ----------------------------------
                                                  Tommy A. Wright
                                                  President



                                           LA-MAN CORPORATION,
                                           a Nevada corporation

                                           By:  /s/ Harry M. Shawl
                                              ----------------------------------
                                                  Harry M. Shawl
                                                  President



With respect to Article V only:
------------------------------


DISPLAY TECHNOLOGIES, INC.,
a Nevada corporation

By: /s/ Todd D. Thrasher
   --------------------------------
       Todd D. Thrasher
       Vice President & Treasurer,
       Chief Financial Officer

                             SCHEDULES AND EXHIBITS
                             ----------------------


SCHEDULES
---------

SCHEDULE 1.01(A)  -     EQUIPMENT
SCHEDULE 1.01(D)  -     COMPUTER PRODUCTS
SCHEDULE 1.01(E)  -     INTELLECTUAL PROPERTY
SCHEDULE 1.01(G)  -     ACCOUNTS RECEIVABLE
SCHEDULE 1.01(J)  -     TELEPHONE AND FAX NUMBERS
SCHEDULE 1.02(A)  -     ASSUMED LEASES
SCHEDULE 1.02(B)  -     ASSUMED CONTRACTS
SCHEDULE 1.02(C)  -     PURCHASE OBLIGATIONS
SCHEDULE 5.06     -     TITLE AND CONDITION OF THE PURCHASED ASSETS
SCHEDULE 5.09     -     INTELLECTUAL PROPERTY
SCHEDULE 5.13     -     EMPLOYEE BENEFIT PLANS
SCHEDULE 5.15     -     EMPLOYEE COMPENSATION
SCHEDULE 5.18     -     CUSTOMERS AND SALES
SCHEDULE 5.19     -     CONCERNING THE LEASED REAL ESTATE
SCHEDULE 5.20     -     BROKERS' OR FINDERS' FEES




EXHIBITS
--------

EXHIBIT 3.03(a)   -     FORM OF LEASE AGREEMENT

ORLANDO/BAHNSENJ/125403/2_rf06!.DOC/2/01/01